                                                                    EXHIBIT 8(b)

                              CUSTODIAN CONTRACT

                                    between

                   State Farm Variable Annuity Product Trust

                                      and


                        BARCLAYS GLOBAL INVESTORS, N.A.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.   Employment of Custodian.................................................. 1

2.   Duties of the Custodian.................................................. 1
     2.1   Holding Securities................................................. 1
     2.2   Delivery of Securities............................................. 1
     2.3   Registration of Securities......................................... 3
     2.4   Bank Accounts...................................................... 4
     2.5   Availability of Federal Funds...................................... 4
     2.6   Collection of Income............................................... 4
     2.7   Payment of Monies.................................................. 5
     2.8   Acting Pursuant to Proper Instructions............................. 6
     2.9   Appointment of Agents.............................................. 6
     2.10  Deposit of Securities in U.S. Securities Systems................... 6
     2.11  Segregated Account................................................. 7
     2.12  Ownership Certificates for Tax Purposes............................ 7
     2.13  Proxies............................................................ 7
     2.14  Communications Relating to Trust Portfolio Securities.............. 8
     2.15  Reports to Trust by Independent Public Accountants................. 8

3.   Payments for Repurchase or Redemption and Sales of Shares of the Funds... 8

4.   Proper Instructions...................................................... 9

5.   Actions Permitted without Express Authority.............................. 9

6.   Evidence of Authority.................................................... 9

7.   Duties of Custodian with Respect to the Books of Account and
     Calculation of Net Asset Value and Net Income............................10

8.   Records..................................................................10

9.   Opinion of Trust's Independent Accountants...............................10

10.  Compensation of Custodian................................................10

11.  Responsibility of Custodian..............................................10

12.  Effective Period, Termination and Amendment..............................12

13.  Successor Custodian......................................................12


14.  Interpretive and Additional Provisions...................................13

15.  California Law to Apply..................................................13

16.  Prior Contracts..........................................................13

17.  Reproduction of Documents................................................13

18.  Shareholder Communications Election......................................13

19.  Tax Law..................................................................14

20.  Reimbursement of Advances................................................14

21.  Representative Capacity and Binding Obligation...........................14

22.  Several Obligations of the Portfolios....................................15

                               CUSTODIAN CONTRACT



     This Contract between State Farm Variable Product Trust ("Trust"), a business trust organized and existing under the laws of the State of Delaware, having its principal place of business at One State Farm Plaza, Bloomington, Illinois 61710, and Barclays Global Investors, N.A. ("Custodian") having its principal place of business at 45 Fremont Street, San Francisco, CA 94105, is dated as of ___________________, 1997.

     WITNESSETH: In consideration of the mutual covenants and agreements hereinafter contained, the parties agree as follows:

 1.  EMPLOYMENT OF CUSTODIAN

     The Trust hereby employs the Custodian as the custodian of two of the Trust's six separate investment portfolios: the large Cap Equity Index Fund and the Small Cap Equity Index Fund (the "Funds" or the "Fund"). The Trust agrees to deliver to the Custodian all securities and cash owned by each Fund, and all payments of income, payments of principal or capital distributions received by the Trust with respect to all securities owned by the Fund from time to time, and the cash consideration received by the Trust for such new or treasury shares of capital stock, $_____ per value ("Shares"), of the Fund as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Trust and not delivered to the Custodian.

 2.  DUTIES OF THE CUSTODIAN

     2.1   Holding Securities.  The Custodian shall hold and physically
           ------------------
           segregate for the account Trust on behalf of each Fund all non-cash property, including all investments owned by the Fund, other than (a) securities which are maintained pursuant to Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies (each, a "U.S. Securities System").

     2.2   Delivery of Securities.  The Trust on behalf of each Fund, by Proper
           ----------------------
           Instructions (which may be continuing instructions when deemed appropriate by the parties), will direct Custodian to release and deliver securities owned by each Fund held by the Custodian or in a U.S. Securities System account of the Custodian only:

           1)   Upon sale of such securities and receipt of payment therefor;

           2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Trust on behalf of the Fund;

           3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.10 hereof;

           4) To the depository agent in connection with tender or other similar offers for securities;

           5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the case or other consideration is to be delivered to the Custodian;

           6) To the issuer thereof, or its agent, for transfer into the name of the Trust on behalf of each Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to
                Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

           7) Upon the sale of such securities for the account Trust on behalf of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

           8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

           9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

           10) For delivery in connection with any loans of securities made by the Trust on behalf of the Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Trust, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral;

           11) For delivery as security in connection with any borrowings by the Trust on behalf of the Fund requiring a pledge of assets, but only against receipt of amounts borrowed;

           12) For delivery in accordance with the provisions of any agreement among the Trust on behalf of the Fund, the Custodian and broker-dealer registered under the Securities Exchange Act of 1934 ("Exchange Act") and a member of The National Association of Securities Dealer, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Trust;

           13) For delivery in accordance with the provisions of any agreement among the Trust on behalf of the Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market or any similar organization or organizations, regarding account deposits in connection with transactions by the Trust;

           14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Trust on behalf of the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the Trust's currently effective prospectus and statement of additional information ("prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

           15)  For any other proper corporate purpose.

     2.3   Registration of Securities.  Securities held by the Custodian (other
           --------------------------
           than bearer securities) shall be registered in the name of Trust on behalf of the Fund or in the name of any nominee of the Trust or of any nominee to be used in common with other registered investment companies having the same investment adviser as the Trust, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Trust under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Trust directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Trust on such securities and to notify the Trust on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

     2.4   Bank Accounts.  The Custodian shall open and maintain a separate
           -------------
           bank account or accounts in the United States in the name of the Trust on behalf of each Fund, subject only to drat or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Trust, other than case maintained by the Trust in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for the Trust may be deposited by it to its credit as Custodian in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Trustees. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

     2.5   Availability of Federal Funds.  Upon mutual agreement between Trust
           -----------------------------
           on behalf of the Funds and the Custodian, the Custodian shall, upon the receipt of Proper Instructions, make federal funds available to the Trust as of specified times agreed upon from time to time by the Trust and the Custodian in the amount of checks received in payment for Shares of the Fund which are deposited into the Trust's account.

     2.6   Collection of Income.  Subject to the provisions of Section 2.3, the
           --------------------
           Custodian shall collect on a timely basis all income and other payments with respect to United States registered securities held hereunder to which the Trust on behalf of each Fund shall be entitled either by law or pursuant to customs in the securities business, and shall collect on a timely basis all income and other payments with respect to United States bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to the Trust's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Trust on United States securities loaned pursuant to the provisions of Section 2.2(10) shall be the responsibility of the Trust. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Trust with such information or data as may be necessary to assist the Trust in arranging for the timely delivery to the Custodian of the income to which the Trust is properly entitled.

     2.7   Payment of Monies.  The Trust, by Proper Instructions (which may be
           -----------------
           continuing instructions when deemed appropriate by the parties), shall direct the Custodian to pay out monies of the Trust on behalf of the Fund only:

           1) Upon the purchase of securities, options, futures contracts or options on futures contracts for the account of the Trust but only (a) against the delivery of such securities, or evidence of title to such options, futures contracts or options on futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Trust or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.10 hereof;
                (c) in the case of repurchase agreements entered into between the Trust and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Trust of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Trust or (d) for transfer to a time deposit account of the Trust in any bank such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Trust as defined in Article 5;

           2) In connection with conversion, exchange or surrender of securities as set forth in Section 2.2 hereof;

           3)   For the redemption or repurchase of Shares as set forth in
                Article 3 hereof;

           4) For the payment of any expense or liability incurred by the Trust on behalf of the Fund, including but not limited to the following payments for the account of the Trust; interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

           5) For the payment of any dividends declared pursuant to the governing documents;

           6) For payment of the amount of dividends received in respect of securities sold shore; and

           7)   For any other proper purpose.

     2.8   Acting Pursuant to Proper Instructions.  Provided that the Custodian
           --------------------------------------
           acts in accordance with Proper Instructions, it shall have no liability for actions taken or declined to be taken.

     2.9   Appointment of Agents.  The Custodian may at any time or times in
           ---------------------
           its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

     2.10  Deposit of Securities in U.S. Securities Systems.  Upon receipt
           ------------------------------------------------
           of Proper Instructions, the Custodian may deposit and/or maintain securities held by the Trust on behalf of each Fund in a clearing agency registered with the Securities and Exchange Commission under
           Section 17A of the Exchange Act, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "U.S. Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

           1) The Custodian may keep securities in a U.S. Securities System provided that such securities are represented in an account ("Account") of the Custodian in the U.S. Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

           2) The records of the Custodian with respect to securities of the Trust which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Trust;

           3) The Custodian shall pay for securities purchased for the account of the Trust on behalf of the Fund upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Trust. The Custodian shall transfer securities sold for the account of the Trust upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the Account, and
                (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Trust. Copies of all advices from the U.S. Securities

                System of transfers of securties for the account of the Trust shall identify the Trust, be maintained for the Trust by the Custodian and be provided to the Trust at its request. Upon request, the Custodian shall furnish the Trust confirmation of each transfer to or from the account of the Trust in the form of a written advice or notice and shall furnish to the Trust copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Trust;

           4) The Custodian shall provide the Trust with any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System; and

           5) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Trust for any loss or damage to the Trust resulting from the failure of the Custodian or any agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Trust has not been made whole for any such loss or damage.

     2.11  Segregated Account.  Upon receipt of Proper Instructions, the
           ------------------
           Custodian shall establish and maintain a segregated account or accounts for the Trust on behalf of each Fund in order to comply with applicable federal securities or commodities laws. Upon receipt of Proper Instructions, the Custodian shall transfer into such segregated accounts such cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, as it may be directed. In lieu of establishing a segregated account or accounts, Custodian, upon receipt of Proper Instructions, shall earmark cash or securities to comply with applicable federal securities.

     2.12  Ownership Certificates for Tax Purposes.  The Custodian shall
           ---------------------------------------
           execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to the securities of the Trust held by it and in connection with transfers of such securities.

     2.13  Proxies.  The Custodian shall, with respect to the securities held
           -------
           hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Trust or a nominee of the Trust, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices relating to such securities.

     2.14  Communications Relating to Trust Portfolio Securities.  Subject to
           -----------------------------------------------------
           the provisions of Section 2.3, the Custodian shall transmit promptly to the Trust all written information (including without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Trust on behalf of the Fund and the maturity of futures contracts purchased or sold by the Trust on behalf of the Fund) received by the Custodian from issuers of the securities being held for the Trust. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Trust all written information, received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender offer, exchange offer or any other similar transaction, the Trust shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

     2.15  Reports to Trust by Independent Public Accountants.  The Custodian
           --------------------------------------------------
           shall provide the Trust, at such times as the Trust may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System, relating to the services provided by the Custodian under this Contract; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Trust to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

3.   PAYMENTS FOR REPURCHASE OR REDEMPTION AND SALES OF SHARES OF THE FUNDS.

     From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares of the Fund who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of the Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Trust to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Trust and the Custodian.

     The Custodian shall receive from the distributor for each Fund's Shares or from the Transfer Agent and deposit into the Trust's account such payments as are received for Shares of the Fund issued or sold from time to time. The Custodian will provide timely notification to the Trust and the Transfer Agent of any receipt by it of payments for Shares of the Fund.

4.   PROPER INSTRUCTIONS.

     Proper Instructions as used herein means a writing signed or initialed by one or more person or persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Trust shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees of the Trust accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguard's for the Fund's assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.11.

5.   ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY

     The Custodian may in its discretion, without express authority from the
Trust:

     1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Trust;

     2) surrender securities in temporary form for securities in definitive form;

     3) endorse for collection, in the name of the Trust on behalf of the Fund, checks, drafts and other negotiable instruments; and

     4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Trust except as otherwise directed by the Board of Trustees.

6.   EVIDENCE OF AUTHORITY

     The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Trust. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

7.   DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND
     CALCULATION OF NET ASSET VALUE AND NET INCOME

     The Custodian shall have no obligation to keep the books of account Trust and/or each Fund and no obligation to compute the net asset value per share of the outstanding shares of each Fund. The Custodian shall, however, cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees to keep the books of account of the Trust and/or Fund and/or compute the net asset value per share of the outstanding shares of the Fund.

8.   RECORDS

     The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Trust under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Trust and shall at all reasonable times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Trust's request, supply the Trust with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations.

9.   OPINION OF TRUST'S INDEPENDENT ACCOUNTANTS

     The Custodian shall take such reasonable action, as the Trust may from time to time request, to obtain from year to year favorable opinions from the Trust's independent accountants with respect to its activities hereunder in connection with the preparation of the Trust's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

10.  COMPENSATION OF CUSTODIAN

     The Custodian shall be entitled to reasonable to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Trust and the Custodian.

11.  RESPONSIBILITY OF CUSTODIAN

     So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless by the Trust and/or each Fund in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Trust and/or the Fund for any action taken or omitted by it without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

     Except as may arise from the Custodian's own negligence or willful misconduct, the Custodian shall be without liability to the Trust and/or each Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any agent or nominee, including, without limitation, nationalization or expropriation, imposition of currency controls or restrictions, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, acts of war or terrorism, riots, revolutions, work stoppages, natural disasters or other similar events or acts; (ii) errors by the Trust in its instructions to the Custodian, (iii) the insolvency of or acts or omissions by a Securities System;
(iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Trust, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

     If the Trust request the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Trust being liable for the payment of money or incurring liability of some other form, the Trust, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

     If the Trust requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities or provide conditional credit for any purpose (including but not limited to securities settlements, and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Trust shall be security therefor and should the Trust fail to repay the

Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Trust assets to the extent necessary to obtain reimbursement.

     In no event shall the Custodian be liable to the Trust and/or each Fund for indirect, special or consequential damages.

12.  EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

     This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however, that the Trust shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Trust may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the comptroller of the currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

     Upon termination of the Contract, the Trust shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

13.  SUCCESSOR CUSTODIAN

     If a successor custodian shall be appointed by the Board of Trustees, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Trust's securities held in a Securities System.

     If the Board of Trustees fails to appoint a successor custodian on or before the date when termination of this Contract shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company act of 1940, doing business in San Francisco, California, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the Trust's securities held in any securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

     In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

14.  INTERPRETIVE AND ADDITIONAL PROVISIONS

     In connection with the operation of this Contract, the Custodian and the Trust may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

15.  CALIFORNIA LAW TO APPLY

     This Contract shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of California, without application of principles of conflicts of law.

16.  PRIOR CONTRACTS

     This Contract supersedes and terminates, as of the date hereof, all prior contracts and agreements between the Trust and the Custodian relating to the custody of the Trust's assets.

17.  REPRODUCTION OF DOCUMENTS

     This Contract and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographics, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

18.  SHAREHOLDER COMMUNICATIONS ELECTION

     Securities and Exchange Commission rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Trust to indicate whether it authorizes the Custodian to provide the trust's name, address, and share position to requesting companies whose securities the Trust holds on behalf of the Fund. If the Trust tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Trust as consenting to disclosure of this information for all securities held by the Trust on behalf of the Fund. For the Trust's protection, the rule prohibits the requesting company from using the Trust's name and address for any purpose other than corporate communications. Please indicate below whether the Trust consents or objects by checking one of the alternatives below.

      YES       [_]        The Custodian is authorized to
                           release the Trust's name, address,
                           and share positions.

      NO        [_]        The Custodian is not authorized to
                           release the Trust's name, address,
                           and share positions.

19.  TAX LAW

     Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Trust or the Custodian as custodian by the tax law of the United States of America or any state or political subdivision thereof. It shall be the responsibility of the Trust to notify the Custodian of the obligations imposed on the Trust by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Trust with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Trust provided such information.

20.  REIMBURSEMENT OF ADVANCES

     If the Trust requires the Custodian to advance cash or securities or provide conditional credit for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Trust shall be security therefor and should the Trust fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Trust's assets to the extent necessary to obtain reimbursement.

21.  REPRESENTATIVE CAPACITY AND BINDING OBLIGATION

     A copy of the Declaration of Trust is on file with The Secretary of the State of Delaware, and notice is hereby given that this Contract is not executed on behalf of the Trustees of the

Trust as individuals, and the obligations of this Contract are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of each Fund.

     The Custodian agrees that no shareholder, trustee or officer of the Trust may be held personally liable or responsible for any obligations of the Trust arising out of this Contract.

22.  SEVERAL OBLIGATIONS OF THE PORTFOLIOS

     With respect to any obligations of the Trust on behalf of each Fund and each of the related Accounts arising out of this Contract, the Custodian shall look for payment or satisfaction of any obligation solely to the assets and property of each Fund and such Accounts to which such obligation relates as though the Trust had separately contracted with the Custodian by separate written instrument with respect to each Fund and its related Accounts.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the ____ day of _____________, 1997.

Attest:                                  STATE FARM VARIABLE ANNUITY
                                         PRODUCT TRUST


                                         By:
------------------------------              -------------------------------
[Name]                                      [Name]
Secretary                                   [Title]



Attest:                                  BARCLAYS GLOBAL INVESTORS, N.A.


                                         By:
------------------------------              -------------------------------
[Name]                                      [Name]
Secretary                                   [Title]

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